[Translation of Chinese original]	Exhibit 10.4.8
EQUITY TRANSFER AGREEMENT
In Connection With
Shanghai Hongmen Advertising Co., Ltd.
Made by and Between
Redgate Interactive Advertising (Beijing) Co., Ltd.
And
Chengye Guo
December 25, 2009

This Equity Transfer Agreement (“Agreement”) is entered into on this 25th day of December, 2009 in Beijing, China by and between:
(1)	Redgate Interactive Advertising (Beijing) Co., Ltd., a limited liability company incorporated and existing in accordance with the laws of China, with its registered address at Room 804, Tower B, No.19, Jianguomenwai Avenue, Chaoyang District, Beijing, China (“Transferee”); and

(2)	Chengye Guo, a natural person and shareholder of Shanghai Hongmen Advertising Co., Ltd., with the ID Card number of 110102195603230419 (“Transferor”).
(Transferee and Transferor are hereinafter collectively referred to as the “Parties”, and individually as a “Party”.)
WHEREAS:
(A)	Shanghai Hongmen Advertising Co., Ltd. (“Company”) is a limited liability company incorporated and existing in accordance with the laws of China, and, as of the date of this Agreement, the registered capital of the Company is RMB Seven Million Eight Hundred Fifty Thousand Nine Hundred Sixty Four (RMB 7,850,964);

(B)	The Transferee holds 18.354% equity interest of the Company, and the Transferor holds 15% equity interest of the Company; and

(C)	The Transferor intends to sell its 15% equity interest of the Company (“Equity Interest to Be Transferred”) and the Transferee intends to purchase the Equity Interest to Be Transferred in accordance with the terms and conditions of this Agreement.
NOW, THEREFORE, the Parties hereby enter into the following terms and conditions through amiable negotiation:
1.	Equity Transfer
1.1	The Transferor hereby agrees to sell its 15% equity interest of the Company to the Transferee, and Transferee hereby agrees to purchase the Equity Interest to Be Transferred free from any encumbrance, including all existing and future rights attached to such Equity Interest to Be Transferred (“Equity Transfer”).

1.2	The price of the Equity Interest to Be Transferred is RMB Six Hundred Thousand (RMB 600,000).

1.3	The Equity Interest shall be delivered within two months upon execution of this Agreement.

1.4	Time of Payment of the Price of the Equity Interest to Be Transferred
Within three (30) days after the Transferee and its Affiliates are listed in United States, the Transferee shall pay 50% of the Equity Transfer Price, namely Three Hundred Thousand (RMB 300,000) to the Transferor. The Transferor shall go through the procedures for registration of Equity Transfer with the competent registry authority, and shall complete such procedures within thirty (30) business days. It is agreed by the Parties that within five (5) business days upon completion of the procedures for registration of Equity Transfer by the Transferor, the Transferee shall pay the remaining amount of Three Hundred Thousand (RMB 300,000) to the Transferor.
2.	Representations and Warranties
2.1	The Transferor hereby warrants to the Transferee that he is the lawful owner of the Equity Interest to Be Transferred and has the full and effective rights to dispose of the Equity Interest to Be Transferred. The Transferor warrants that the Equity Interest to Be Transferred is free from any pledge or other security interest and is not subject to any claim by any third party.

2.2	The Transferor warrants to the Transferee that he has lawful rights and full power and authority to execute and perform this Agreement.

2.3	Each Party shall be responsible for payment of any and all taxes payable by it arising from the Equity Transfer hereunder.

3.	Further Covenants
3.1	The Transferor shall procure the directors appointed by him in accordance with the Articles of Association of the Company to resign after completion of the procedures for registration of the Equity Transfer mentioned in Article 3.3 (“Completion of Equity Transfer”). Such directors shall confirm that there is not any dispute with the Company during their employment with the Company, and will not make any claim against the Company after their resignation.

3.2	The Transferor hereby acknowledges that, upon completion of the Equity Transfer, the further reorganization and subsequent equity transfer as mentioned in Article 4 of the Investment Framework Agreement signed on December 19, 2007 (as amended by the Supplementation and Amendment Agreement signed on May 23, 2008) by the Transferor, Transferee and other relevant parties shall be deemed as having been completed, and the Transferor will make no claim against the Company or the Transferee thereafter.

3.3	Prior to Completion of Equity Transfer, the Transferee shall pay a monthly consultancy fee of RMB 15,000 to the Transferor till the Completion Date of Equity Transfer. If the period is less than one month, the said monthly consultancy fee shall be paid pro rata as per the billable days among the total days in that month.
4.	Governing Law and Dispute Settlement
4.1	Governing Law
This Agreement shall be governed by and construed in accordance with the applicable laws of China.
4.2	Arbitration
4.2.1	Any dispute arising from or relating to this Agreement shall be first settled by the Parties through amiable negotiation. If such dispute (including the dispute regarding the validity or existence of this Agreement) can not be settled through negotiation within sixty (60) days after either Party gives a notice to the other Party, such dispute shall be submitted to China International Economic and Trade Arbitration Commission Shanghai Sub-commission for arbitration in accordance with then effective arbitration rules of the said Commission.

4.2.2	The arbitration award shall be final and binding upon the Parties, and shall be enforceable according to the relevant provisions.

4.2.3	The arbitration cost shall be borne by the losing party. If it is necessary for either Party to initiate any lawsuit to enforce the arbitration award, the breaching party shall bear any and all reasonable costs and expenses incurred therefrom, including but not limited to reasonable attorney’s fees, additional costs and expenses incurred from any legal action or arbitration for enforcement of the arbitration award.

4.2.4	During the course of dispute settlement, the Parties shall continue to fully perform this Agreement other than those issues involved in the dispute.
5.	Expenses

The expenses incurred from negotiation, preparation and performance of this Agreement shall be borne by each Party respectively.

6.	Entire Agreement

This Agreement and all agreements and/or documents referred to or expressly included herein, as well as the Non-competition Agreement signed by the Company, Pacific Asia Mode Cube Limited, Transferee and Transferor on the same date of this Agreement, shall constitute an entire agreement between the Parties with respect to the subject matter hereof, and supersede all previous oral and written agreements, contracts, understandings and communications between the Parties with respect to the same subject matter.

7.	Severability

If any provision of this Agreement is held invalid or unenforceable, such provision (to the extent of its invalidity or unenforceability) shall not be enforced and shall be deemed as severable from this Agreement, but the validity of the remaining provisions of this Agreement shall not be affected. The Parties shall use all reasonable efforts to replace such invalid or unenforceable provision with a valid and enforceable provision, and the effect of such replacing provision shall be same as the original effect of the invalid or unenforceable provision as far as practicable.

8.	Waiver

Either Party’s delay or failure to exercise any right or remedy hereunder shall be deemed as a waiver of such right or remedy.

9.	Liabilities for Breach of Contract

In case of any breach of this Agreement, the breaching Party shall indemnify the non-breaching Party against all losses and damages resulting from such breach of this Agreement.

This Agreement is written in Chinese and executed by the duly authorized representatives of the Parties in Beijing, China with four (4) originals, one (1) for each Party hereto and the remaining copies for completing the registration procedures with the relevant government authority.

(Execution Page)

Redgate Interactive Advertising (Beijing) Co., Ltd.
Signature:	/s/ Ying Zhu
	Name:	Ying Zhu
	Title:	Legal Representative

Chengye Guo
Signature:	/s/ Chengye Guo